Exhibit 99.1

Premier, Inc. to acquire CECity, Inc., expanding its performance improvement capabilities across the healthcare continuum

•	Extends seamless performance analytics and improvement platform across the entire ambulatory and acute care spectrum, creating opportunities for growth and expansion.
•	Simplifies and consolidates value-based payment reporting, automating the submission of physician practice and hospital data to private and public payers, and clinical data registries to scale improvement.

CHARLOTTE, N.C. (AUG. 4, 2015) — Premier, Inc. (NASDAQ: PINC), a leading healthcare improvement company, reached an agreement to acquire CECity, Inc., for $400 million. CECity is a privately-held, SaaS-based healthcare solutions provider, specializing in performance management and improvement, pay-for-value reporting and professional education.

Both organizations are industry-leading influencers that complement one another as they help providers holistically deliver higher-quality, more cost-effective care. Premier unites an alliance of 3,400 hospitals and health systems, as well as 110,000 non-acute sites of care. CECity serves more than 1.2 million individual healthcare professionals; more than 5,000 individual practices; and more than 100 professional societies, quality improvement organizations and certifying boards.

“This transaction is exciting and timely for many reasons,” said Susan DeVore, president and chief executive officer of Premier. “We are enhancing our capability to provide turn-key performance improvement and measurement reporting solutions in a rapidly expanding market. These capabilities are critical given the ongoing movement toward population health, as well as emerging Medicare requirements for all physicians to start reporting on a range of new performance measurements,” she said.

Michael J. Alkire, chief operating officer of Premier, said, “The combination will support unique, end-to-end solutions that span the continuum of care, supporting providers as they move toward advanced payment models. Our many capabilities will include furthering physicians’ abilities to meet and exceed all value-based payment and meaningful use requirements; enabling medical practices to send clinical patient data in real time to designated registries; and deepening our relationships with healthcare professionals across North America through private and public portals.”

Integrating CECity’s capabilities, Premier will provide one consolidated source for both ambulatory and acute care performance management that supports and aligns providers with value-based care. Premier’s payer and vendor-agnostic platform will be enhanced with expanded data collection, measurement and monitoring, expanding the ability to offer quality cycle management, regulatory reporting and performance improvement services. Premier will also have the ability to automate the flow of information directly from physician practices to qualified clinical data registries, in partnership with national professional societies, accelerating improvement and the delivery of high-quality, coordinated care. In addition, combining CECity’s integrated and extensible learning management platform with the collaborative learning and research services developed by Premier and its members will further advance and expand evidence-based quality improvement solutions.

“Our two companies share the same goal of transforming healthcare,” said Lloyd Myers, RPh, CECity president and chief executive officer. “Together we will offer seamless, cloud-based solutions across the continuum of care that make information exchange and pay-for-value reporting both secure and simple for hospitals, providers and payers. We believe this is a ‘game changer’ that can fulfill the promise of continuous learning health systems to improve quality and safety for hospitals, healthcare professionals and their patients, at scale.”

CECity and its 134 employees/contractors will continue to operate out of its headquarters in Pittsburgh for the foreseeable future as part of Premier’s performance services segment.

“This is a proven partnership,” said Keith J. Figlioli, senior vice president of healthcare informatics at Premier. “Premier and our member health systems have successfully partnered with CECity on the development and delivery of performance improvement solutions to accountable care organizations. So we already know our integrated solutions are effective.”

Expected financial contribution

Assuming realization of the expected long-term accelerated growth prospects of the business based on identified synergies with Premier and CECity’s quality, regulatory, education and research offerings, Premier expects the transaction to be accretive to adjusted fully distributed earnings per share by approximately 2-4 cents in fiscal 2016, and 8-10 cents in fiscal 2017. Note: the expected fiscal 2016 and 2017 contributions from CECity are based on preliminary unaudited financial data and are subject to change based on an audit and disclosure of CECity’s financial results within 75 days after the close of the transaction.

Transaction terms and structure

Under terms of the agreement, Premier will purchase 100 percent of CECity’s outstanding stock for $400 million. This amount will be funded by $250 million of cash on hand and $150 million from borrowings under the company’s untapped $750 million revolving credit facility. The transaction is expected to close in Premier’s fiscal first quarter ending Sept. 30, 2015, subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary closing conditions. Further information regarding all terms and conditions contained in the definitive stock purchase agreement will be included in Premier’s Current Report on Form 8-K, which will be filed with the SEC in connection with the transaction.

About Premier, Inc.

Premier, Inc. (NASDAQ: PINC) is a leading healthcare improvement company, uniting an alliance of approximately 3,400 U.S. hospitals and 110,000 other providers to transform healthcare. With integrated data and analytics, collaboratives, supply chain solutions, and advisory and other services, Premier enables better care and outcomes at a lower cost. Premier, a Malcolm Baldrige National Quality Award recipient, plays a critical role in the rapidly evolving healthcare industry, collaborating with members to co-develop long-term innovations that reinvent and improve the way care is delivered to patients nationwide. Headquartered in Charlotte, N.C., Premier is passionate about transforming American healthcare. Please visit Premier’s news and investor sites on www.premierinc.com; as well as Twitter, Facebook, LinkedIn, YouTube, Instagram, Foursquare and Premier’s blog for more information about the company.

About CECity®

Headquartered in Pittsburgh, Pa., CECity (www.cecity.com) is a leading provider of cloud-based healthcare solutions, specializing in performance improvement, pay-for-value reporting and continuous professional education. CECity combines its unique registry and Big Data analytics platform with education and improvement interventions from world-class partners to help stakeholders answer the most important question, “How Do We Improve?” Since 1997, leading healthcare organizations have trusted CECity to power and scale their high-stakes performance management solutions. CECity is a leading CMS qualified PQRS registry and powers approximately 20 percent of the nation’s Qualified Clinical Data Registries (QCDRs), which are aligned with PQRS, meaningful use and emerging payment models. CECity is the exclusive performance assessment organization for the Bridges to Excellence program. CECity is also a partner in the joint venture, Pharmacy Quality Solutions, Inc. with the Pharmacy Quality Alliance and Ostonics Quality Systems, LLC with the National Osteoporosis Foundation. CECity’s clients include brand-name organizations from across the healthcare paradigm, including medical certifying boards, professional societies, EHRs, pharmacy chains, health systems, physician practices and health plans.

Forward-looking statements

Statements made in this release that are not statements of historical or current facts, such as those related to Premier’s ability to provide enhanced capabilities, products and services, deepen its existing relationships and expand its customer base, changes in healthcare regulatory and reporting requirements, the realization of expected long-term accelerated growth prospects and identified synergies, the timing and amount of any contribution to adjusted fully distributed earnings per share, if any, from the acquisition, the expected closing date and future operations and integration matters described herein, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Premier’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Premier’s control. More information on potential factors that could affect Premier’s financial results is included from time to time in the “Cautionary Note Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Premier’s periodic and current filings with the SEC and also made available on Premier’s website at investors.premierinc.com. Forward looking statements speak only as of the date they are made, and Premier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date.

INVESTOR RELATIONS CONTACT:

Jim Storey

Vice President, Investor Relations, Premier Inc.

704.816.5958

Jim_Storey@Premierinc.com

MEDIA CONTACT:

Amanda Forster

Vice President, Public Relations, Premier Inc.

202.879.8004

Amanda_Forster@Premierinc.com